SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 14, 2005


                       Alliance Distributors Holding Inc.
               (Exact name of Registrant as Specified in Charter)


          Delaware                      000-32319                33-0851302
(State of other Jurisdiction     (Commission File Number)     (IRS Employer
     of Incorporation)                                       Identification No.)


                    15-15 132nd St., College Point, New York
                    (Address of Principal Executive Offices)

                                      11356
                                   (Zip Code)

        Registrant's Telephone Number, Including Area Code: 718-747-1500


                                       N/A
               ---------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c ) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Directors of the Company receive $1,500 director's fees for each of four regularly scheduled meetings during each year.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

      On March 14, 2005, Steven H. Nathan was elected to the Board of Directors. The Company granted to Mr. Nathan, upon his appointment to the Board, 150,000 options under the Company's Alliance Distributors Holding Inc. 2004 Stock Plan. The options are ten-year non-qualified options to purchase the Company's common stock at an exercise price of $0.320 per share and vest and become exercisable in 12 equal quarterly installments beginning on April 1, 2005.The options were granted in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

      Mr. Nathan was also appointed as Chairman of the Company's Audit
Committee.

ITEM 5.05 AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

On March 14, 2005, the Board of Directors adopted a Code of Ethics in the form attached as an exhibit hereto.
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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.            Description

14                     Code of Ethics
99.01                  Press Release dated March 16, 2005


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2005

                                              ALLIANCE DISTRIBUTORS HOLDING INC.


                                              By: /s/ Jay Gelman
                                                  ------------------------------
                                              Name:  Jay Gelman
                                              Title: Chairman of the Board

EXHIBIT INDEX

Exhibit No.            Description

14                     Code of Ethics
99.01                  Press Release dated March 16, 2005